Exhibit 99


                              FOR IMMEDIATE RELEASE


 Siliconix Reports Sequentially Higher Net Income on Increased Sales for the
                                Fourth Quarter


       SANTA CLARA, Calif.--Feb. 6, 2004--Siliconix incorporated (Nasdaq:SILI), an 80.4% owned subsidiary of Vishay Intertechnology, Inc. (NYSE:VSH), announced that net income in the fourth quarter of 2003 was $10.5 million, or $0.35 per share, an increase of 9% from net income of $9.6 million, or $0.32 per share, in the third quarter of 2003 and a decrease of 22% from the $13.4 million net income, or $0.45 per share, in the fourth quarter of 2002. Net sales in the fourth quarter of 2003 were $108.6 million, a 12% increase over net sales of $97.4 million in the third quarter of 2003 and an 11% increase from net sales of $98.3 million in the last quarter of 2002. Net income for the year ended December 31, 2003 was $39.4 million, or $1.32 per share, a decrease of 15% from the $46.2 million, or $1.54 per share, achieved in 2002. Net sales in 2003 were $392.1 million, a 5 % increase from net sales of $372.9 million in 2002.

       The gross margin for the fourth quarter of 2003 was maintained at 29%, unchanged from the previous quarter. With the favorable shifts in the economic and business environments, the Company was successful in reducing the previous severe price degradation, resulting in only a nominal 1% decline from the third quarter, while exceeding its targeted cost saving and cost reduction programs. As the business growth became more sustainable and as the Company reached its maximum production level in the third quarter, it has been expanding its in house manufacturing capacity and plans to more than double its capital expenditures in 2004. To satisfy the additional customer demand and the short lead time requests, the Company substantially increased its activities with subcontractors. The gross margin was impacted as a result of these short term actions as the Company positioned itself for continued growth in 2004. For the entire year, the gross margin was 29%, compared to 31% for 2002, as cost reductions and materials savings in 2003 could not fully compensate for price declines and additional subcontracting expenses.

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       Research and development expenses were basically flat from year-to-year, and as a percentage of sales declined slightly to 5.0% in 2003 compared to 5.2% in 2002, as the Company secured 1,049 design wins, achieved 223 new products and introduced 1,300 lead free devices. Selling, marketing and administration (SG&A) expenses increased by $1.0 million sequentially, $2.1 million over the fourth quarter of 2002, and $4.1 million over the previous year. The greater expenditures were primarily attributable to increases in marketing and selling expenses related to higher sales, expenditures for directors' and officers' liability insurance, costs associated with compliance to the Sarbanes-Oxley Act, and legal fees incurred in connection with the Company's efforts to maximize the benefits from its patent portfolio. SG&A spending was 11.5% of sales in the fourth quarter of 2003, compared to 11.8% of sales in the third quarter of 2003 and 10.6% of sales in the fourth quarter of 2002. Annually, SG&A expenses amounted to 11.7% of sales in 2003, compared to 11.2% in 2002.

       Dr. King Owyang, Siliconix President and CEO, said, "Bookings continued their upward trend, as our book-to-bill ratio for the fourth quarter of 2003 increased to 1.3, compared to 1.2 for the third quarter, 1.1 for the second quarter, and .9 for the first quarter. Bookings for the fourth quarter were the highest since the second quarter of 2000, and bookings for the year were the second highest in the history of the Company, after the year 2000. In addition, our backlog at the end of the fourth quarter increased by more than 40% from the backlog at the end of the third quarter, and it is at the highest level since December 2000. Bookings continued to be very strong in January. This is an encouraging indication of broad-based demand, which encompasses all of our major markets and all geographic areas."

       He continued, "The increased demand has created longer lead times, but customers continue to request short term delivery. Almost 30% of our orders in the fourth quarter had a requested delivery date within the same month. Most of our product lines are at full capacity utilization, and we are taking the necessary steps to increase our capacity to accommodate the increased demand and to shorten the lead times."

       He noted, "We continue to focus on using technology advances in our device, process and package development, offering performance enhancements, lower cost and smaller footprint in power management and efficiency applications. Our Gen II TrenchFET(R) technology has enabled the release of a range of devices for DC to DC conversion; offering as much as 1% improvement over previous generations, setting a new industry benchmark. For fixed telecommunication and router markets, we expanded our primary side switching family with the addition of 200V and 250V products in a variety of packages which offer improved thermal dissipation and size advantages. We also widen the product portfolio of our Power IC family with the introduction of industrial power switches and a variety of voltage ranges for our low drop out regulator products in our PowerPAK(R) package."

       Dr. Owyang concluded, "Our consistent approach to solution-based investments will continue to enhance our leadership in key markets. At the same time, our cost reduction programs and improving manufacturing efficiencies position us to further penetrate power management applications in the telecommunications, portable computer, consumer, industrial, and automotive markets We believe that this strategy is behind our success, both in the market place and financially. The Company's financial position continues to be very strong; we are virtually debt free and are financing our growth with internal profits. For 2003, we generated close to $95 million in cash from operations, and have at the end of the year almost half of our total assets in Cash and Cash equivalents which is at a record level of close to $280 million."

       Siliconix is a leading manufacturer of power MOSFETs, power ICs, analog switches, and multiplexers for computers, cell phones, fixed communications networks, automobiles, and other consumer and industrial electronic systems. With 2003 worldwide sales of $392.1 million, the Company's facilities include a Class 1 wafer fab dedicated to the manufacture of power products in Santa Clara, California, and an affiliated Class 1 wafer fab located in Itzehoe, Germany. The Company's products are also fabricated by subcontractors in Japan, Germany, China, Taiwan, and the United States. Assembly and test facilities include a company-owned facility in Taiwan, a joint venture in Shanghai, China, and subcontractors in the Philippines, China, Taiwan, and Israel.

       Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE, is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, optoelectronics, and selected ICs) and passive electronic components (resistors, capacitors, inductors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in seventeen countries employing over 25,000 people. Vishay can be found on the Internet at www.vishay.com.

       The Siliconix results will be discussed during the Vishay Intertechnology, Inc. conference call, which will be held today, Friday, February 6, 2004, at 11:00 AM (EST). The dial-in number for the conference call is 888-428-4478 (651-291-0344 if calling from outside the United States or Canada). The conference operator will require the two following pieces of information in order to admit you into the call: (1) Company Name -- Vishay Intertechnology, Inc.; and (2) Moderators -- Vishay Executives. There will be a replay of the conference call from 2:30 PM (EST) today, Friday, February 6, 2004 through 11:59 PM (EST) on Tuesday, February 10, 2004. The telephone number for the replay will be 800-475-6701 (320-365-3844 if calling from outside the United States or Canada). The access code will be 718449.

       Statements contained herein that relate to the Company's future performance, including statements with respect to anticipated improvements in the Company's business and business climate, future product innovation, and implementation of cost savings strategies, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve, cancellation of orders in our backlog, difficulties in new product development, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its December 31, 2002 Report on Form 10-K filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


Contact:
     Siliconix incorporated
     Minh Nguyen
     Vice President and Controller, 408-567-8400
         or
     Vishay Intertechnology, Inc.
     Robert Freece
     Executive Vice President, 610-251-5252

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

                                                  SILICONIX INCORPORATED
                                           CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             Three Months Ended              Twelve Months Ended
                                                           Dec 31,         Dec 31,          Dec 31,           Dec 31,
(In thousands, except per share amounts)                    2003            2002             2003              2002
---------------------------------------------------------------------------------------------------------------------
Net sales                                                $ 108,619        $  98,258        $ 392,064        $ 372,944
Cost of sales                                               77,359           66,966          277,595          257,765
                                                         ---------        ---------        ---------        ---------

Gross profit                                                31,260           31,292          114,469          115,179

Operating expenses:
Research and development                                     5,082            4,613           19,501           19,314
Selling, marketing, and administration                      12,442           10,392           45,960           41,882
                                                         ---------        ---------        ---------        ---------

Operating income                                            13,736           16,287           49,008           53,983
Interest income (expense)                                      617              750            2,427            3,014
Other income (expense) - net                                  (849)             214             (732)           2,414
                                                         ---------        ---------        ---------        ---------

Income before taxes and minority interest                   13,504           17,251           50,703           59,411
Income taxes                                                (2,956)          (3,782)         (11,102)         (13,018)
Minority interest in income of consolidated subsidiary         (60)             (60)            (240)            (237)
                                                         ---------        ---------        ---------        ---------
Net income                                               $  10,488        $  13,409        $  39,361        $  46,156
                                                         =========        =========        =========        =========
Net income per share (basic and diluted)                 $    0.35        $    0.45        $    1.32        $    1.54
                                                         =========        =========        =========        =========
Shares used to compute earnings per share                   29,879           29,879           29,879           29,879
                                                         =========        =========        =========        =========

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

                             SILICONIX INCORPORATED
                           CONSOLIDATED BALANCE SHEETS

                                                             December 31,      December 31,
(In thousands)                                                  2003              2002
-------------------------------------------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                  $ 279,464         $ 137,082
  Note Receivable from Affiliate                                     0            75,000
  Accounts receivable, less allowances                          49,807            42,331
  Accounts receivable from affiliates                           27,800            10,076
  Inventories                                                   63,229            66,553
  Other current assets                                          24,429            23,241
  Deferred income taxes                                          3,508             3,146
                                                             ---------         ---------
    Total current assets                                       448,237           357,429
                                                             ---------         ---------

Property, plant, and equipment, at cost:
  Land                                                           1,715             1,715
  Buildings and improvements                                    57,761            55,954
  Machinery and equipment                                      369,350           368,232
                                                             ---------         ---------
                                                               428,826           425,901
  Less accumulated depreciation                                284,735           272,935
                                                             ---------         ---------
    Net property, plant, and equipment                         144,091           152,966
Goodwill                                                         7,445             7,445
Other assets                                                     1,397             1,182
                                                             ---------         ---------
    Total assets                                             $ 601,170         $ 519,022
                                                             =========         =========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                           $  31,196         $  20,734
  Accounts payable to affiliates                                32,256             7,385
  Accrued payroll and related compensation                      10,161             9,395
  Other accrued liabilities                                     28,978            28,803
                                                             ---------         ---------
    Total current liabilities                                  102,591            66,317
                                                             ---------         ---------

Long-term debt, less current portion                             3,137             2,708
Deferred income taxes                                           15,498            16,256
Other non-current liabilities                                   52,161            45,527
Minority interest                                                3,623             3,383
                                                             ---------         ---------
    Total liabilities                                          177,010           134,191
                                                             ---------         ---------
Commitment and contingencies
Stockholders' equity:
  Common stock                                                     299               299
  Additional paid-in-capital                                    59,373            59,370
  Retained earnings                                            365,619           326,258
  Other Comprehensive Loss/(Income)                               (245)             (246)
  Accumulated other comprehensive loss                            (886)             (850)
                                                             ---------         ---------
    Total stockholders' equity                                 424,160           384,831
                                                             ---------         ---------
    Total liabilities and stockholders' equity               $ 601,170         $ 519,022
                                                             =========         =========